Exhibit 99.1

SYSCO AND US FOODS AGREE TO MERGE, CREATING A WORLD-CLASS FOODSERVICE COMPANY

Combination brings together the best of both companies to do more for our customers and invest in accelerating the transformation of Sysco and the industry

Total enterprise value of $8.2 billion, representing 9.9x US Foods’ trailing 12-month adjusted EBITDA of $826 million before synergies

Expect to achieve annual synergies of at least $600 million

More information on the transaction, including video material, can be found at www.bestofbothinfood.com

HOUSTON, TX and ROSEMONT, IL – December 9, 2013 – Sysco Corporation [NYSE: SYY] and US Foods today announced an agreement to merge, creating a world-class foodservice company. The total enterprise value of the transaction is approximately $8.2 billion and the combination has been approved by the Board of Directors of each company.

Bill DeLaney, Sysco president and chief executive officer, will lead the combined company, which will continue to be named Sysco and headquartered in Houston, Texas. At closing, Sysco will have estimated annual sales of approximately $65 billion.

Sysco will pay approximately $3.5 billion for the equity of US Foods, comprising $3 billion of Sysco common stock and $500 million of cash. As part of the transaction, Sysco will also assume or refinance US Foods’ net debt, which is currently approximately $4.7 billion, bringing the total enterprise value to $8.2 billion. Sysco has secured fully committed bridge financing and expects to issue permanent financing prior to closing.

After completion of the transaction, the equity holders of US Foods will own approximately 87 million shares, or roughly 13% of Sysco. A representative of each of US Foods’ majority shareholders, affiliates of Clayton, Dubilier & Rice LLC and Kohlberg Kravis Roberts & Co. L.P., will join Sysco’s Board of Directors upon closing.

Bill DeLaney, Sysco president and chief executive officer, said, “As we continue on our transformational journey at Sysco, this transaction will position us to significantly accelerate our progress in achieving the vision we have for our company: to be our customers’ most valued and trusted business partner. Sysco and US Foods have highly complementary core strengths including a broad product portfolio and passionate food people deeply committed to customer service, quality-assured products and safety. In particular we look forward to welcoming US Foods’ talented employees and continuing to invest in the development of all of our people. Together we will strive to enhance shareholder value by providing our customers with highly differentiated products and services.”

John Lederer, president and chief executive officer of US Foods, said, “Combining and maximizing the significant strengths of two outstanding companies is certain to be of tremendous advantage in supporting our customers as they tackle the challenges of today’s demanding environment.”

Compelling Strategic Rationale

This transaction will bring together Sysco and US Foods’ complementary strengths including talented and dedicated associates, a broad product portfolio, supply chain excellence and a commitment to continuous improvement. Going forward, Sysco will continue to create value for customers through insights-driven product innovation and expanded services that go beyond food. Increased geographic coverage and scale will enhance our flexibility and responsiveness as we provide unique, on-trend food products that save customers time and improve performance.

Financial Details

At closing, the combined companies are expected to have annualized sales of approximately $65 billion and generate operating cash flows of approximately $2 billion. Sysco will purchase the outstanding equity of US Foods and assume or refinance its net debt in a transaction with an enterprise value of $8.2 billion. This represents a 9.9x multiple of US Foods’ trailing 12-month (as of September 28, 2013) adjusted EBITDA of $826 million. Additionally, the transaction is expected to generate significant strategic benefits and cost synergies, achieving annual synergies of at least $600 million after three to four years, primarily stemming from supply chain efficiencies, merchandising activities, and overlapping general and administrative functions. The transaction is expected to be immediately accretive to earnings after adjusting for transaction-related costs and amortization of intangibles.

Sysco expects to maintain a strong investment grade rating. Additionally, Sysco is committed to continuing to invest in its dividend and returning value to shareholders. Sysco has paid a dividend every quarter since 1970 and has increased its dividend 45 times since becoming a public company.

Commitment to Investment

Sysco remains committed to investing in its businesses and its people to accelerate the transformation of the industry, including customer-friendly technology, robust category management, food safety and quality assurance and sustainable business practices.

Integration

Sysco will establish a team comprising members of both companies to prepare for and oversee a comprehensive integration for employees, customers and suppliers.

Additional Information

The transaction, which is expected to close in the third quarter of calendar year 2014, is subject to customary closing conditions and regulatory approvals, including antitrust approval.

Goldman, Sachs & Co. is serving as financial advisor to Sysco and Wachtell, Lipton, Rosen & Katz and Arnall, Golden & Gregory LLP are serving as its legal advisors. Simpson Thacher & Bartlett LLP and Debevoise & Plimpton LLP are serving as US Foods’ legal advisors.

Additional Information for US Foods Stockholders

In connection with the proposed transaction, Sysco currently intends to file a Registration Statement on Form S-4 that will include a consent solicitation statement of US Foods. Sysco also plans to file other relevant materials with the SEC. Stockholders of US Foods are urged to read the consent solicitation statement/prospectus contained in the Registration Statement and other relevant materials because these materials will contain important information about the proposed transaction. These materials will be made available to the stockholders of US Foods at no expense to them. The consent solicitation statement/prospectus, Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from Sysco at www.sysco.com/investors or by emailing investor_relations@corp.sysco.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Sysco with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Conference Call Details

Sysco will host a conference call at 9:30am Eastern time today to discuss the announcement. Domestic and international participants may access the conference call toll-free by dialing (888) 256-9128 (US/Canada Toll Free) and (913) 312-1480 (International Toll) respectively, and using the passcode 8730765. This conference call, along with webcast presentation materials, can also be accessed live on Sysco’s Investor Relations website at www.sysco.com/investors. To access a replay of the conference call, please dial (888) 203-1112 (US/Canada Toll Free) or (719) 457-0820 (International Toll), passcode 8730765.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 193 distribution facilities serving approximately 425,000 customers. For Fiscal Year 2013 that ended June 29, 2013, the company generated record sales of more than $44 billion. Connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at www.twitter.com/Sysco.

About US Foods

As one of America’s great food companies and leading distributors, US Foods is Keeping Kitchens Cooking and making life easier for customers, including independent and multi-unit restaurants, healthcare and hospitality entities, government and educational institutions.

With approximately $22 billion in annual revenue, the company offers more than 350,000 products, including high-quality, exclusive brands such as the innovative Chef’s Line, a time-saving, chef-inspired line of scratch-quality products, and Rykoff Sexton, a premium line of specialty ingredients sourced from around the world. The company proudly employs approximately 25,000 people in more than 60 locations nationwide. US Foods is headquartered in Rosemont, Ill., and jointly owned by affiliates of Clayton, Dubilier & Rice LLC and Kohlberg Kravis Roberts & Co. L.P.

Cautionary Statement Regarding Forward-Looking Statements

Information included in this document (including information included or incorporated by reference in this document) that look forward in time or that express beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed merger, the timing of consummation of the proposed merger, the ability of the parties to secure stockholder and regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Sysco to integrate the acquired operations, the ability to implement the anticipated business plans of the combined company following closing and achieve anticipated benefits and savings, risks related to disruption of management’s attention from ongoing business operations due to the pending merger, the effect of the announcement of the proposed merger on either party’s relationships with their respective customers, vendors, lenders, operating results and businesses generally, the outcome of any legal proceedings related to the proposed merger, the general risks associated with the respective businesses of Sysco and US Foods, including the risk of interruption of supplies due to lack of long-term contracts, intense competition, severe weather, crop conditions, work stoppages, inflation risks, the impact of fuel prices, adverse publicity, labor issues, and risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or that consumer confidence in the economy may not increase and decreases in consumer spending, particularly on food-away-from-home, may not reverse. For a discussion of additional factors impacting Sysco’s business, see Sysco’s Annual Report on Form 10-K for the year ended June 29, 2013, as filed with the Securities and Exchange Commission and the Company’s subsequent filings with the SEC. For a discussion of additional factors impacting US Foods’ business, see US Foods’ filings with the SEC. Neither Sysco nor US Foods undertakes to update or revise any forward-looking statements, based on new information or otherwise.

Investor Inquiries

Neil Russell

Vice President, Investor Relations

281-584-1308

Media Inquiries

Sysco:

Charley Wilson

Vice President, Corporate Communications

281-584-2423

US Foods:

Michelle Calcagni

Senior Director, Corporate Communications

847-720-1652

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